EXHIBIT 23(A)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1995, appearing in Carnival Corporation's Annual Report on Form 10-K/A #1 for the year ended November 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectuses.


Price Waterhouse LLP
Miami, Florida
March 23, 1995